                            ________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                            ________________________

Date of Report (Date of earliest event reported) April 28, 2003
                                                 --------------

                            Houston Operating Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


        000-31553                                          76-0307819
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


   610 Newport Center Dr., Suite 1400                Newport Beach, CA 92660
----------------------------------------             -----------------------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (949) 760-6832
------------------------------------------------------------------

ITEM 1.       CHANGE IN CONTROL OF REGISTRANT.
-------       --------------------------------

              As of April 28, 2003, J.R. Nelson, a majority shareholder, officer and director of Houston Operating Company, a Delaware corporation (the "Registrant") sold 7,030,000 shares of common stock of the Registrant to Speed Action Limited, a British Virgin Islands corporation pursuant to the Share Purchase Agreement, dated as of April 25, 2003, by and among J.R. Nelson, the Registrant and Speed Action Limited (the "Closing"). There are 7,795,172 shares of the Registrant's common stock issued and outstanding as of the date hereof. As a result of the stock sale, Speed Action Limited became the majority shareholder of the Registrant holding approximately 90% of the Registrant's common stock.

              Upon the Closing J.R. Nelson resigned as the President of the Registrant and Chin Sin Low has been appointed as a director and President and Chief Financial Officer of the Registrant. Florence Mei Fong Choong has been appointed as a director and Secretary of the Registrant effective 10 days after compliance with Section 14f of the Securities Exchange Act of 1934, upon resignation of Mr. Nelson as the director of the Registrant. The new officers and directors of the Registrant are:

              Mr. Chin Sin LOW, 42, is the founder and managing director of Thico Limited. Thico Limited is the exclusive distributor of a Japan health product called Sun Chlorella in Hong Kong since 1989. Prior to founding Thico Limited, he held various senior positions with several health food related private companies. Mr. Low received his Bachelor of Commerce degree from the University of Windsor, Canada in 1984.

              Florence Mei Fong CHOONG, age 36, graduated from the New York City Technical College with a Professional A.A.S. Degree in Advertising in 1989. Ms. Choong has been performing art designs of all kinds of apparels as well as product sourcing in the past 5 years. She is also well experienced in managing trading business in connection with apparels.

              The name of each person known to the Registrant to own more than 5% of the securities of the Registrant, persons issued shares pursuant to the Agreement, the current directors and executive officers of the Registrant and the percentage of the total issued and outstanding Common Stock (the only voting securities) of the Registrant owned by such persons as of the Closing date, is as follows:

                                               AMOUNT OF
NAME AND                                       BENEFICIAL          PERCENT OF
ADDRESS                                       OWNERSHIP (1)        CLASS (1)
-------                                       -------------        ---------

Chin Sin Low (1)                              7,030,000 (2)         90.09%
President, CFO and Director

Florence Mei Fong Choong (1)                          0                 *
Nominee Director and Secretary

All Directors and Officers
as a Group (2 persons)                        7,030,000            90.09%
_______________________________

*       Less than 1%

As used in this table, "beneficial ownership"is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1) C/o Houston Operating Company address: 610 Newport Center Dr., Suite 1400, Newport Beach, CA 92660 (2) Based on 7,795,172 shares of common stock of the Registrant held indirectly by Mr, Low. Mr. Low is a beneficial owner of Speed Action Limited, a BVI corporation and a direct beneficial owner of the shares.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
-------      -------------------------------------------------------------------

             (a)(b)     None

             (c)        Exhibits

                        2.      Share Purchase Agreement.
                        2.1     Share Purchase Agreement

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 30, 2003               HOUSTON OPERATING COMPANY



                                     By: /S/ CHIN SIN LOW
                                         -------------------------------------
                                         Chin Sin Low
                                         President and Chief Financial Officer